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                               State of Delaware

                        Office of the Secretary of State

                             ----------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "COHY CHINA COMMUNICATIONS CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF FEBRUARY, A.D. 2000, AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                                             /s/ Edward J. Freel
                                             -----------------------------------
                              [SEAL]         Edward J. Freel, Secretary of State


3172212 B100                                           AUTHENTICATION: 0282424

001092990                                                        DATE: 02-28-00

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                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                        FILED 09:00 AM 02/24/00
                                                          001092990 -- 3172212


                          CERTIFICATE OF INCORPORATION
                                       OF
                      COHY CHINA COMMUNICATIONS CORPORATION

     I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:

     FIRST.  The  name  of  this   corporation  is  Cohy  China   Communications
Corporation.

     SECOND. The address of this corporation's registered office in the State of Delaware is 1013 Centre Road, in the city of Wilmington, 19805. The name of the agent at that address is CSC- The United States Corporation Company.

     THIRD. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized pursuant to the General Corporation Law of the State of Delaware. The purposes specified in this article shall be construed both as purposes and powers and shall be in no manner limited or restricted by reference to, or inference from, the terms of this or any other article.

     FOURTH. The total number of shares of Common Stock which this corporation shall have authority to issue is One Hundred Million (100,000,000) shares with a par value of $.001 per share. The total number of shares of Preferred Stock which this corporation shall have the authority to issue is Fifty Million (50,000,000) shares with a par value of $.001 per share. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter on which action of the stockholders of this corporation is sought. The stockholders shall not possess cumulative voting rights. The holders of shares of capital stock of the corporation shall not be entitled to pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issued. The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

     FIFTH. The Board of Directors of this corporation shall be, and hereby is, authorized and empowered, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:


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     (1) The  number of shares  constituting  such  series  and the  distinctive designation of such series;

     (2) The dividend rate on the shares of such series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such series;

     (3) Whether such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

     (4) Whether such series shall have conversion privileges, and, if so, the terms and conditions of such conversion privileges, including provision for adjustment of the conversion rate, in such events as the Board of Directors shall determine;

     (5) Whether or not the shares of such series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which those shares shall be redeemable, and the amount per share payable in the event of redemption, which amount may vary in different circumstances and at different redemption dates;

     (6) Whether that series shall have a sinking fund for the redemption or purchase of shares of such series, and, if so, the terms and amount of such sinking fund;

     (7) The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of this corporation, and the relative rights of priority, if any, of payment of shares of such series; and,

     (8) Any other relative rights, preferences and limitations of such series.

     SIXTH. The capital stock of this corporation, after the amount of subscription price, or par value has been paid, shall not be subject to assessment to pay the debts of this corporation.

     SEVENTH. This corporation shall have a perpetual existence.

     EIGHTH. Each director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of such


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director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived any improper personal benefit. In the event that the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors of this corporation, then the liability of each director of this corporation shall be eliminated or limited to the fullest and most complete extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of this article by the stockholders of this corporation shall not adversely affect any right or protection of any director of this corporation existing at the time of such repeal or modification.

     NINTH. This corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision specified in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at any such time then in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

     TENTH. The incorporator of this corporation is Sheri Frouzesh whose mailing address is 1301 Dove Street, Suite 460, Newport Beach, California 92660.

     ELEVENTH. The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation. The name and mailing address of the person who is to serve as the initial director of this corporation until the first annual meeting of stockholders of this corporation, or until his successor is elected and qualifies, is:

        Name                                 Address
        ----                                 -------
        Ben Leboe                            Suite 1000, 355 Burrard Street
                                             Vancouver, British Columbia
                                             Canada  V6C 2G8

     TWELFTH. The affairs of this corporation shall be governed by a Board of Directors. The number of directors constituting the entire Board of Directors of this corporation may from time to time be increased or decreased in such a manner as shall be provided by the Bylaws of this corporation; provided,


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however,  that the  number of  directors  shall not be reduced to fewer than one
(1).

     THIRTEENTH. No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

     The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed on this 22nd day of February, 2000.

Incorporator:

/s/  Sheri Frouzesh
------------------------
Sheri Frouzesh


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